Exhibit 10.1

Effective Date 2.22.23

EUROPEAN WAX CENTER, INC.

CHANGE IN CONTROL AND SEVERANCE PLAN

The Company has adopted the Plan for the benefit of certain employees of the Company and its Affiliates on the terms and conditions set forth herein. All capitalized terms used in the Plan are defined in Section 1 hereof. The Plan is intended to provide separation pay and other benefits to certain employees of the Company upon a Qualifying Termination or a CIC Qualifying Termination. The Plan supersedes any and all severance plans, policies and/or practices of the Company and any of its Affiliates in effect for Eligible Employees that provide for severance payments under the circumstances described herein. The severance benefits payable under the Plan shall apply to Qualifying Terminations and CIC Qualifying Terminations on and after the Effective Date. The Plan Administrator has the sole discretion to determine whether an employee may be considered eligible for severance benefits under the Plan. All actions taken by the Company shall be in its role as the sponsor of the Plan, and not as a fiduciary. The Plan is unfunded, has no trustee, and is administered by the Company.

SECTION 1.
DEFINITIONS. As used herein:
1.1
“Affiliate” means, with respect to any individual or entity, any other individual or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such individual or entity.
1.2
“Board” means the Board of Directors of the Company.
1.1
“Cause” means (i) the Eligible Employee is convicted of, pleads guilty to, or enters a plea of “nolo contendere” in a court of competent jurisdiction to any act or omission by the Eligible Employee constituting fraud under the laws of any state or the United States of America or the Eligible Employee misappropriating, stealing or embezzling funds or property of the Company or any of its Affiliates or securing or attempting to secure personally any profit in connection with a transaction entered into for the Company or any of its Affiliates; (ii) the Eligible Employee is convicted of, pleads guilty to, or enters a plea of “nolo contendere” in a court of competent jurisdiction to any felony or to any crime involving moral turpitude; (iii) the Eligible Employee’s misconduct, malfeasance, negligence or dishonesty, which, in the reasonable judgment of the Board or the Committee, has resulted, or is likely to result, in material injury, directly or indirectly, to the Company or any of its Affiliates; (iv) the Eligible Employee’s use or distribution of illegal substances; (v) any material breach by the Eligible Employee of any of the terms of the Plan or of any written employment or services agreement with the Company or any of its Affiliates that (to the extent subject to cure) is not remedied by the Eligible Employee within ten (10) days after the Eligible Employee has been given written notice thereof; provided if such breach is not reasonably susceptible to cure within such ten (10)-day period, then such ten (10)-day period shall be extended for a reasonable period of time so long as the Eligible Employee makes diligent efforts to complete such cure, but in no event shall the Eligible Employee have in excess of thirty (30) days after notice to complete such cure; provided, further, that if the Company reasonably expects irreparable injury as a result of such cure period, the Company may give the Eligible Employee notice of such shorter cure period within which to cure as is reasonable under the circumstances; or (vi) the Eligible Employee fails, after written notice and, if reasonable, an opportunity to cure (provided such failure or issue is not recurring), to perform or persistently

Effective Date 2.22.23

neglects (other than by reason of illness or temporary disability, or by reason of vacation or approved leave of absence) the specific and lawful direction from the person that the Eligible Employee directly reports to or the Board, any applicable policies, procedures, or rules of the Company or any of its subsidiaries or any material duties, functions or responsibilities under this Plan or any written employment or services agreement with the Company or any of its Affiliates.
1.2
“Change in Control” means the first to occur of any of the following events:
(a)
the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (as such term is set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act) (including control or direction) of fifty percent (50%) or more (on a fully diluted basis) of either (A) the then-outstanding shares of common stock of the Company, including shares of common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such shares of common stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors of the Board (the “Outstanding Company Voting Securities”), but excluding any acquisition by the Company or any of its Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;
(b)
a change in the composition of the Board such that members of the Board during any consecutive twenty-four (24)-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director of the Board through election or nomination for election approved by a valid vote of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director of the Board as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed an Incumbent Director;
(c)
the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or
(d)
the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Outstanding Company Voting Securities are issued or issuable (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than fifty percent (50%) of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership (as such term is set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act) of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding

Effective Date 2.22.23

immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares of common stock of the Company into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale. For purposes of this definition, “Subsidiary” means (i) any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company and (ii) any other entity which the Committee determines should be treated as a “Subsidiary.”
1.3
“CIC Qualifying Termination” means a termination of an Eligible Employee’s employment by the Company or any of its Affiliates without Cause, or a resignation by an Eligible Employee for Good Reason, in either case, within three (3) months prior to, on or within twenty-four (24) months following the consummation of a Change in Control. A “CIC Qualifying Termination” does not include a termination of such Eligible Employee’s employment with the Company or any of its Affiliates due to his or her death or disability or due to his or her resignation (other than due to Good Reason) or for any other reason other than as specifically provided herein.
1.4
“CIC Severance Period” means, for the Chief Executive Officer, thirty (30) months following the Separation Date; Executive Officers other than the Chief Executive Officer and Executive Vice Presidents, twenty-four (24) months following the Separation Date; Senior Vice Presidents, eighteen (18) months following the Separation Date; and Vice Presidents, twelve (12) months following the Separation Date.
1.5
“Code” means the Internal Revenue Code of 1986, as amended.
1.6
“Company” means European Wax Center, Inc. and any successors thereto.
1.7
“Committee” means the Compensation Committee of the Board of Directors of the Company.
1.8
“Effective Date” shall mean February 22, 2023.
1.9
“Eligible Employee” means any employee of the Company or its Affiliates whose position is that of Vice President level and above.
1.10
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Effective Date 2.22.23

1.11
“Executive Officer” means an “executive officer” of the Company, as defined in Rule 3b-7 of the Exchange Act.
1.12
“Good Reason” means a termination of the Eligible Employee’s employment with the Company by the Eligible Employee following: (i) a reduction in the Eligible Employee’s rate of base salary; (ii) a material diminution of the Eligible Employee’s authority, duties and responsibilities, provided, that, Good Reason shall not exist under this clause (ii) if such material diminution of authority, duties and responsibilities is a result of: (1) the hiring of additional subordinates to fill some of the Eligible Employee’s duties and responsibilities, or (2) any disposition or sale of any subsidiary or division of the Company; or (iii) the relocation of the Eligible Employee’s principal place of employment to a location that increases by fifty (50) miles or more the Eligible Employee’s one-way commute from his or her residence; provided, however, that in each case, the Eligible Employee may not terminate his or her employment for Good Reason unless the Eligible Employee (A) provides the Company with thirty (30) days’ advance written notice of his or her intent to resign for Good Reason, (B) such notice is given within ninety (90) days of the events or circumstances claimed to give rise to Good Reason, (C) the Company fails to cure such alleged violation within thirty (30) days after the Eligible Employee delivers such notice, and (D) if the Company fails to cure such alleged violation, the Eligible Employee must terminate his or her employment within ten (10) days of the Company’s failure to cure such violation within the thirty (30)-day cure period. The Eligible Employee understands that he or she may be required to travel at the request of the Company and that such travel shall not constitute Good Reason.
1.13
“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.
1.14
“Plan” means the European Wax Center, Inc. Change in Control and Severance Plan, as it may be amended from time to time in accordance with the terms hereof.
1.15
“Plan Administrator” means the Committee.
1.16
“Qualifying Termination” means a termination of an Eligible Employee’s employment by the Company or any of its Affiliates without Cause or a resignation by an Eligible Employee for Good Reason, other than a CIC Qualifying Termination. A “Qualifying Termination” does not include a termination of such Eligible Employee’s employment with the Company or any of its Affiliates due to his or her death or disability or due to his or her resignation (other than due to Good Reason) or for any other reason other than as specifically provided herein.
1.17
“Separation Date” means the date on which an Eligible Employee incurs a Qualifying Termination or CIC Qualifying Termination.
1.18
“Severance Period” means, for the Chief Executive Officer, eighteen (18) months following the Separation Date; for Executive Officers other than the Chief Executive Officer and Executive Vice Presidents, twelve (12) months following the Separation Date; Senior Vice Presidents, nine (9) months following the Separation Date; and Vice Presidents, six (6) months following the Separation Date.

Effective Date 2.22.23

SECTION 2.
SEVERANCE BENEFITS
2.1
Generally. Subject to the terms of the Plan, each Eligible Employee shall be entitled to severance payments and/or benefits pursuant to the applicable provisions of Section 2 of the Plan if the Eligible Employee incurs a Qualifying Termination or CIC Qualifying Termination and complies with the applicable requirements of the Plan.
2.2
Severance Benefits. Subject to the terms of the Plan, the Company shall provide:
(a)
to each Eligible Employee who incurs a Qualifying Termination, (i) payment of the Eligible Employee’s base salary, at the rate in effect on the Separation Date (or, in the case of an Eligible Employee who terminates employment for Good Reason as a result of a reduction in base salary, at the rate in effect immediately prior to such reduction), for the Severance Period; (ii) payment of an amount equal to a pro-rated portion of the Eligible Employee’s annual bonus for the fiscal year in which termination occurs (if any), based on actual performance for the year as determined by the Board (or a committee thereof) and pro-rated based on the number of days the Eligible Employee was employed during such fiscal year; and (iii) provided that the Eligible Employee timely elects to continue his or her coverage and that of any eligible dependents in the Company’s group health plans under the federal law known as “COBRA” or similar state law, payment of a monthly amount equal to the monthly health premiums for such coverage paid by the Company on behalf of the Eligible Employee and any eligible dependents immediately prior to the date that the Eligible Employee’s employment terminates until the earlier of (x) the end of the Severance Period, (y) the date that the Eligible Employee and the Eligible Employee’s eligible dependents cease to be eligible for such COBRA coverage under applicable law or plan terms and (z) the date on which the Eligible Employee obtains health coverage from another employer;
(b)
to each Eligible Employee who incurs a CIC Qualifying Termination, in lieu of the benefits provided in subsection (a) above, (i) payment of an amount equal to two and one half (2.5) for the Chief Executive Officer, two (2) for Executive Officers other than the Chief Executive Officer and for Executive Vice Presidents, one and one half (1.5) for Senior Vice Presidents, and one (1) for Vice Presidents multiplied by the sum of (x) the Eligible Employee’s base salary, at the rate in effect on the Separation Date (or, in the case of an Eligible Employee who terminates employment for Good Reason as a result of a reduction in base salary, at the rate in effect immediately prior to such reduction) and (y) the Eligible Employee’s target annual bonus in effect on the Separation Date (or, in the case of an Eligible Employee who terminates employment for Good Reason as a result of a reduction in target annual bonus, at the rate in effect immediately prior to such reduction), payable over the CIC Severance Period; (ii) payment of an amount equal to the Eligible Employee’s target annual bonus in effect on the Separation Date, pro-rated based on the number of days the Eligible Employee was employed during such fiscal year; (iii) provided that the Eligible Employee timely elects to continue his coverage and that of any eligible dependents in the Company’s group health plans under the federal law known as “COBRA” or similar state law, payment of a monthly amount equal to the monthly health premiums for such coverage paid by the Company on behalf of the Eligible Employee and any eligible dependents immediately prior to the date that the Eligible Employee’s employment terminates until the earlier of (1) the end of the CIC Severance Period, (2) the date that the employee and the Eligible Employee’s eligible dependents cease to be eligible for such COBRA coverage under applicable law or plan terms and (3) the date on which the Eligible Employee obtains health coverage from

Effective Date 2.22.23

another employer; and (iv) full vesting of all unvested equity or equity-based awards held by the Eligible Employee as of the Separation Date, with any equity or equity-based awards that are subject to performance-based vesting conditions vesting based on the achievement of the applicable performance goals at target, determined as if any applicable service-based vesting requirement had been met (the “Equity Acceleration”).
2.3
Timing of Severance Benefits.
(a)
The severance payments and benefits continuation payments described in Sections 2.2(a)(i) and (iii) and 2.2(b)(i) and (iii), as applicable, will be paid in substantially equal installments in accordance with the Company’s regular payroll practices, beginning on the Company’s first regular payroll date following the date that the Separation Agreement (as defined below) becomes fully effective and irrevocable (with the first installment to include all amounts that would have been paid on the regular payroll dates of the Company following the Separation Date prior to such date), the pro-rated bonus payments described in 2.2(a)(ii) shall be paid at the same time bonuses are paid to other active employees of the Company for the applicable year, and the pro-rated bonus payments described in 2.2(b)(ii) shall be paid no later than sixty (60) days following the Separation Date, except as described in Section 2.6.
(b)
The Equity Acceleration described in Section 2.2(b)(iv) shall be effective on the Separation Date, but any shares or other equity deliverable under such awards shall not be delivered (and, in the case of any such awards that are subject to exercise, such awards shall not be exercisable) until a date immediately following the date the Separation Agreement becomes fully effective and irrevocable (but in no event later than March 15th of the fiscal year following the fiscal year in which the Separation Date occurs or such other time as the Company in good faith determines would not result in additional taxes becoming due under Section 409A) and will be forfeited for no consideration in the event the Separation Agreement does not become so fully effective and irrevocable by the deadline specified therein.
2.4
Non-Duplication of Benefits. If the Company or any of its Affiliates thereof is obligated by law or by contract to pay severance pay to an Eligible Employee, payments hereunder shall be reduced (but not below zero) by the amounts payable pursuant to such legal or contractual obligation.
2.5
Conditions to Payment. Any obligation of the Company to pay or provide severance payments or benefits to an Eligible Employee pursuant to the Plan is conditioned upon (a) the Eligible Employee’s continued compliance with all confidentiality, non-solicitation, non-competition, no-hire, non-disparagement, invention assignment, cooperation and other similar obligations to, and other restrictive covenants in favor of, the Company or any of its Affiliates to which the Eligible Employee is bound or a party (collectively, the “Restrictive Covenants”), and (b) the Eligible Employee’s execution and delivery to the Company of a separation agreement that includes a general release and waiver of claims in favor of the Company and its Affiliates in a form acceptable to the Company and that may include confidentiality, non-solicitation, non-competition, no-hire, non-disparagement, invention assignment, cooperation and other similar obligations to the Company and its Affiliates, as determined by the Company (a “Separation Agreement”) and such Separation Agreement becoming fully effective and irrevocable by the date specified therein, but in no event more than sixty (60) days following the Separation Date. If the

Effective Date 2.22.23

Separation Agreement does not become fully effective and irrevocable as contemplated by the preceding sentence, no amounts will be paid under the Plan.
2.6
Section 409A. It is intended that payments and benefits under the Plan be exempt from, or compliant with, the provisions of Section 409A of the Code and the regulations thereunder (“Section 409A”) and, accordingly, the Plan shall be interpreted and administered to be either exempt from or in compliance therewith. To the extent required to comply with or be exempt from Section 409A, an Eligible Employee will not be considered to have terminated employment with the Company or its Affiliates for purposes of the Plan, and no payment will be due under the Plan, until he or she has incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A (after giving effect to the presumptions set forth therein). If an Eligible Employee is determined to be a “specified employee” at the time of his or her separation from service then, to the extent necessary to prevent any accelerated or additional tax under Section 409A, payment of the amounts payable under the Plan will be delayed until the earlier of (a) the date that is six (6) months and one (1) day following the Eligible Employee’s separation from service or (b) the Eligible Employee’s death. Each amount paid pursuant to the Plan shall be treated as a separate payment for purposes of Section 409A and the right to a series of installment payments under the Plan shall be treated as the right to a series of separate payments. To the extent required by Section 409A, if the period available to execute (and not revoke) the Separation Agreement spans two (2) calendar years, any payments or benefits provided to the Eligible Employee under the Plan will be paid in the second calendar year. To the extent required to comply with Section 409A, a Change in Control will not be deemed to occur for purposes of the Plan unless it is a “change in control event” as defined in Section 1.409A-3(i)(5)(i) of the Treasury Regulations (or a subset of such definition, as applicable). Notwithstanding the foregoing or anything to the contrary in the Plan, neither the Company nor any other Person will be liable to an Eligible Employee by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted with respect to any of the payments under the Plan, including by reason of the failure of the Plan to satisfy the applicable requirements of Section 409A in form or in operation. To the extent required to avoid an accelerated or additional tax under Section 409A, amounts reimbursable to an Eligible Employee under the Plan shall be paid to the Eligible Employee on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to the Eligible Employee) during any one (1) year may not affect amounts reimbursable or provided in any subsequent year and may not be liquidated or exchanged for any other benefit.
2.7
Section 280G. If any payment or benefit that an Eligible Employee may receive, whether or not payable or provided under the Plan (“Payment”), would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (ii) the largest portion, up to and including the total amount, of the Payment, whichever of the amounts determined under (i) and (ii), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to

Effective Date 2.22.23

the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; reduction of employee benefits; and cancellation of accelerated vesting of outstanding equity awards. In the event that acceleration of vesting of outstanding equity awards is to be reduced, such acceleration of vesting shall be undertaken in the reverse order of the date of grant of the Eligible Employee’s outstanding equity awards. All calculations and determinations made pursuant this Section 2.7 will be made by an independent accounting or consulting firm or independent tax counsel appointed by the Company prior to a Change in Control (the “Tax Counsel”) whose determinations shall be conclusive and binding on the Company and the Eligible Employee for all purposes. For purposes of making the calculations and determinations required by this Section 2.7, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G of the Code and Section 4999 of the Code. The Company shall bear all costs the Tax Counsel may reasonably incur in connection with its services.
SECTION 3.
PLAN ADMINISTRATION.
3.1
The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.
3.2
The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.
3.3
The Plan will be administered as a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of ERISA, excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under Section 3(2) of ERISA, and will be administered in accordance with the provisions of Appendix A hereto.
SECTION 4.
PLAN MODIFICATION OR TERMINATION.

The Plan may be terminated or amended by the Company at any time prior to a Change in Control; provided, however, that during the two (2)-year period following a Change in Control, (a) the Plan may not be terminated and (b) the Plan may not be amended if such amendment would in any manner be adverse to the interests of any Eligible Employee. For the avoidance of doubt, (i) any action taken by the Company or the Plan Administrator to decrease the benefits for which an Eligible Employee is eligible, and (ii) any amendment to this Section 4 shall be treated as an amendment to the Plan which is adverse to the interests of any Eligible Employee.

SECTION 5.
SUCCESSORS TO THE COMPANY

The Company or its Affiliates will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or its Affiliates or of any division or subsidiary thereof to expressly assume and agree to perform the Company’s or its Affiliate’s obligations under the Plan in the same

Effective Date 2.22.23

manner and to the same extent that the Company or the Affiliate would be required to perform them if no such succession had taken place.

SECTION 6.
GENERAL PROVISIONS.
6.1
Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee. When a payment is due under the Plan to an Eligible Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.
6.2
The employment of each Eligible Employee by the Company or its Affiliates is “at will” and may be terminated by either the Eligible Employee or the Company or its Affiliates at any time, with or without notice, subject to applicable law. Nothing contained herein shall constitute an employment contract or guarantee of employment or confer any other rights except as set forth herein. Nothing in the Plan will be construed to create any right to employment or re-employment with the Company or any Affiliate.
6.3
If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
6.4
The Plan shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Employee, present and future, and any successor to the Company. If an Eligible Employee dies while any amount would still be payable to such Eligible Employee hereunder (following a Qualifying Termination or CIC Qualifying Termination), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the executor, personal representative or administrators of the deceased employee's estate.
6.5
The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
6.6
The Plan shall be funded out of the general assets of the Company or an Affiliate of the Company as and when severance benefits are payable under the Plan. All Eligible Employees shall be solely general creditors of the Company.
6.7
Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.
6.8
The Plan is intended to be construed and enforced in accordance with ERISA, and to the extent not preempted by ERISA and/or other applicable federal law, the laws of the State of Delaware.

Effective Date 2.22.23

6.9
All benefits hereunder shall be reduced by applicable withholding and shall be subject to applicable tax reporting, as determined by the Plan Administrator.
6.10
The Plan, as a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations §2510.3-2(b).

Effective Date 2.22.23

APPENDIX A

CLAIMS, INQUIRIES, APPEALS

1.
Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing, as follows:

Plan Administrator

European Wax Center, Inc.

5830 Granite Pkwy.

3rd Floor

Plano, TX 75024

2.
Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant’s right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan’s review procedure.

This written notice will be given to the employee within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90)-day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render his or her decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

3.
Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review and submit written comments, documents, records and other information relating to the claim. A request for a review shall be in writing and shall be addressed to:

Plan Administrator

European Wax Center, Inc.

5830 Granite Pkwy.

3rd Floor

Plano, TX 75024

Effective Date 2.22.23

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as he or she may find necessary or appropriate in making his or her review.

4.
Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60)-day period. If written notice of denial of the application for benefits is not furnished within the specified time, the application will be deemed to be denied. The Plan Administrator will give prompt, written notice of his or her decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based.

5.
Rules and Procedures. The Plan Administrator may establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out his or her responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant’s own expense.

6.
Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (a) has submitted a written application for benefits in accordance with the procedures described by Section 1 above, (b) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator’s failure to act on it within the established time period), (c) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 3 above and (d) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator’s failure to take any action on the claim within the time prescribed by Section 4 above). In no event may any legal proceeding regarding entitlement to benefits or any aspect of benefits under the Plan be commenced later than the earlier of: (i) one (1) year after the date on which a claimant receives a decision from the Plan Administrator regarding his or her appeal and (ii) the date otherwise prescribed by applicable law.